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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                       __________________________________


                                    FORM 8-K

                                 Current Report


                      ___________________________________


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934




                        Date of Report:  April 28, 1995




                          LONG ISLAND LIGHTING COMPANY
               (Exact name of registrant as specified in charter)

        New York                  1-3571               11-1019782
(State of Incorporation)   (Commission File No.)    (I.R.S. Employer
                                                   Identification No.)




             175 East Old Country Road, Hicksville, New York  11801
                                  516-755-6650
         (Address and telephone number of Principal Executive Offices)
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Item 1.  Changes in Control of Registrant

                 Not applicable.


Item 2.  Acquisition or Disposition of Assets

                 Not applicable.


Item 3.  Bankruptcy or Receivership

                 Not applicable.


Item 4.  Changes in Registrant's Certifying Accountant

                 Not applicable.


Item 5.  Other Information

                 The Company reported earnings of $.48 per common share on revenues of $791,188,000 for the three months ended March 31, 1995. In the comparable 1994 period, earnings per common share were $.50 on revenues of $872,143,000. The average number of common shares outstanding in the two periods were 118,712,000 and 112,536,000, respectively.

                 The decrease in earnings reflects the Public Service Commission's recent electric rate decision which, among other things, provides for a lower allowed return on common equity for the electric business and eliminates certain performance incentives. Electric revenues were lower this quarter compared to the same period in 1994 largely as a result of the unusually warm winter. However, due to the Company's rate structure, the lower revenues had no impact on earnings.

                 Gas business earnings increased for the three month period ended March 31, 1995, when compared to the same period in the prior year despite an unusually warm heating season which resulted in lower than anticipated sales. The increase in gas earnings is primarily attributable to lower operations and maintenance costs derived in part from the Company's cost containment measures.





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                          LONG ISLAND LIGHTING COMPANY
                               FINANCIAL SUMMARY
                    (In Thousands Except Per Share Amounts)


                                                                           Three Months Ended
                                                                                March 31
                                                                    --------------------------------
                                                                        1995                1994
                                                                    --------------------------------

Revenues                                                           $    791,188        $      872,143

Operating Income                                                   $    180,875        $      183,865

Net Income                                                         $     70,299        $       69,620

Earnings for Common Stock                                          $     57,127        $       56,348

Average Common Shares Outstanding                                       118,712               112,536

Earnings Per Common Share                                                  $.48                  $.50

Dividends Declared Per Common Share                                       $.445                 $.445



Item 6.  Resignations of Registrant's Directors

                 Not applicable.


Item 7.  Financial Statements, Pro Forma Financial
                 Information and Exhibits

                 Not applicable.


Item 8.  Change in Fiscal Year

                 Not applicable.





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                                   SIGNATURE





                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                        LONG ISLAND LIGHTING COMPANY
                                                  Registrant




                                        By   /s/ THEODORE A. BABCOCK
                                           -------------------------------
                                                 THEODORE A. BABCOCK
                                                      Treasurer



Dated:  April 28, 1995





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